ADOPTION AGREEMENT
FOR
SPECIMEN SECTION 451
DEFERRED COMPENSATION PLAN

By executing this Adoption Agreement, the Employer named below establishes the SPECIMEN SECTION 451 DEFERRED COMPENSATION PLAN, as set forth in this Adoption Agreement and in the Specimen Section 451 Deferred Compensation Plan document (the “Plan Document”), which is incorporated by reference into this Adoption Agreement.

THE FAILURE PROPERLY TO FILL OUT THIS ADOPTION AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PLAN PARTICIPANTS AND SIGNIFICANT LIABILITY TO THE EMPLOYER.

THIS PLAN IS TO BE USED ONLY BY FOR-PROFIT EMPLOYERS.

IF YOU HAVE ANY QUESTIONS CONCERNING THE ADOPTION AGREEMENT OR THE PLAN, CONTACT CPI QUALIFIED PLAN CONSULTANTS.

ALL CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED IN THIS ADOPTION AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN DOCUMENT.

A1.	Name of Plan

Education Realty Trust Deferred Compensation Plan

EMPLOYER INFORMATION

B1.	Name of Employer (Sponsor of the Plan)

Education Realty Trust

B2,	Address

530 Oak Court Drive Suite 300
Street Address (Not a P.O. Box)

Memphis, TN 38117
City, State and Zip Code

901-259-2508
Telephone Number

B3.	Employer’s Federal Tax Identification Number;

20-1352180

B4.	Affiliated Employers

The following affiliated employers will participate in the Plan:

1) Allen & O’Hara Education Services, Inc.

2) Education Realty Trust Employment Resources, LLC

Each affiliated employer that adopts the Plan must execute this Adoption Agreement.

PLAN INFORMATION

C1.	Effective Date

(Select One)

This Adoption Agreement shall:

(x)          establish a new Plan effective as of October 1, 2011 the “Effective Date”.

( )          constitute an amendment and restatement in its entirety of a previously established Code section 451 Plan of the Employer which initially was effective as of _______________. This amendment and restatement is adopted as of ______________, the “Effective Date”.

YOU SHOULD CONSULT WITH COMPETENT ERISA COUNSEL BEFORE AMENDING AND RESTATING. A PRE-JANUARY 1, 2005 PLAN AS DOING SO MAY RESULT IN CERTAIN ADVERSE TAX CONSEQUENCES.

C2.	Name of Plan Administrator

(Select One)

(x) The Employer, using the Employer’s address.

(  )          Other _________________. If other is selected, complete the following:

(Name)

(x)	Use Employer’s Address

( )	Use the following address, telephone number and Federal Taxpayer Identification Number:

Street Address (Not a P.O. Box)

City, State and Zip Code

Telephone Number

Federal Tax Identification Number

C3.	Trust

(Select One)

( )          The Employer will not enter into a “rabbi trust” to establish a source from which to pay benefits under the Plan, Rather, Plan benefits will be paid from the Employer’s general assets.

(x)          The Employer (and any adopting Affiliated Employers) will enter into a “rabbi trust” to establish a source from which to pay benefits under the Plan. The Trustee(s) shall be:

Central Bank and Trust
Name of Licensed Trust Company or Individuals Who Will Serve as Trustee(s)

Street Address

City, State and Zip Code

Telephone Number

UNDER THE PENSION PROTECTION ACT OF 2006, AN EMPLOYER THAT ALSO SPONSORS AN UNDERFUNDED DEFINED BENEFIT PLAN, MAY HAVE TO CEASE SETTING ASIDE ANY ASSETS IN A “RABBI TRUST’ IN CERTAIN CIRCUMSTANCES. PLEASE CONSULT WITH COMPETENT ERISA COUNSEL BEFORE SETTING ASIDE ANY AMOUNTS IN A “RABBI TRUST” IN SUCH A SITUATION.

ELIGIBILITY

ONLY INDIVIDUALS WHO ARE MEMBERS OF A SELECT GROUP OF THE EMPLOYER’ S MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES ARE PERMITTED BY LAW TO PARTICIPATE IN THE PLAN.

(Complete all that apply)

D1.	As of the Effective Date, eligibility will be limited to:

(  )          The following named individuals, each of whom is classified as a member of a select group of the Employer’s management or highly compensated employees:

IN THE FUTURE, THE EMPLOYER MAY CHANGE THE INDIVIDUALS WHO ARE ELIGIBLE FOR PLAN PARTICIPATION BY RESOLUTION OF THE EMPLOYER’S GOVERNING BODY.

(  )          Individuals holding the following policy-making positions within the Employer:

IN THE FUTURE, THE EMPLOYER MAY CHANGE THE POSITIONS THAT ARE ELIGIBLE FOR PLAN PARTICIPATION BY RESOLUTION OF THE EMPLOYER’S GOVERNING BODY.

(  )           Other: [Please Describe]

Employees designated as eligible in writing by the Vice President of Human

Resources.

D2.	The Entry Date for individuals determined to be eligible to participate in the Plan is

(Select One)

 (  )        The first day of the payroll period occurring on or after the date on which he or she is eligible to participate.

(x)          The beginning of the calendar Quarter (e.g., January 1) occurring on or after the date on which he or she is eligible to participate.

CONTRIBUTIONS

E1.	Participant Compensation Deferrals (Section 3.1 of the Plan Document)

(Select One)

(x)          will

(  )          will not

be permitted.

E2. The Employer (Section 3.1 of the Plan Document)

(Select One)

(x)          will

(  )          will not

permit Participants to defer Performance-Based Compensation.

E3.	The Employer (Section 3.1 and Section 3.3 of the Plan Document)

(Select One)

( )	will

(x)          will not

link this Plan to the Employer’s Qualified Plan. The Compensation Deferrals that a Participant may make shall be limited as provided under the Plan. A Participant who makes a Compensation Deferral election with respect to this Plan that is linked to the Employer’s Qualified Plan will not be permitted to make a separate salary deferral election with respect to the Employer’s Qualified Plan for the Plan Year for which the Compensation Deferral election is made. Amounts deferred under this Plan (up to the maximum amount of pre-tax deferrals that could have been made to the Employer’s Qualified Plan as required by law and the terms of the Qualified Plan for the Plan Year in question) will be transferred to the trust established for the Employer’s Qualified Plan as soon as administratively feasible following the end of the Plan Year for which the Compensation Deferral election is made. Any amounts deferred under the Plan that cannot be transferred into the Employer’s Qualified Plan shall be held under this Plan.

E4.	Employer Contributions (Section 3.2 of the Plan Document)

(Select One)

(x)          might

(  )          will not

be made.

E5.	Employer Contributions will be:

(Select One)

( )          N/A

(x)          Made on a participant—by-participant basis at the discretion of the Employer

( )          Based on a participant’s “compensation” for the Plan year, in the following manner:

A participant’s “compensation”, for purposes of determining the amount of the Employer’s contribution on behalf of a participant, shall consist of the following (Select One and Complete if necessary):

(x)         ~~N/A~~ See Superseding Provision Agreement

( )          W-2 earnings

( )          W-2 earnings plus _______________________________________________________________

( )          W-2 earnings minus ______________________________________________________________

( )          W-2 earnings plus ___________________________________________________________ , and

minus _________________________________________________________________________

INVESTMENT OF ACCOUNTS (Section 4.1 of the Plan Document)

F1.	The deemed investment of participant contributions (and earnings thereon) shall be directed by:

( )          N/A

(x)          The participant

( )          The employer

F2.	The deemed investment of employer contributions (and earnings thereon) shall be directed by:

( )          N/A

(x)          The participant

( )          The employer

VESTING

IT IS THE EMPLOYERS RESPONSIBILITY TO INFORM THE PLAN ADMINISTRATOR OF A PARTICIPANT’S VESTING DATE.

G1.	A Participant shall become vested in his or her Employer Contribution Credit Account under the Plan in accordance with the following schedule:

(Select One)

(  )          N/A. A Participant shall be fully vested in his or her Employer Contribution Credit Account at all times.

( )	Years of Service	Vested Percentage
	Under 3 Years	0%
	3 Years of More	100%

( )	Years of Service	Vested Percentage
	Under 5 Years	0%
	5 Years of More	100%

( )	Years of Service	Vested Percentage
	1 Year	0%
	2 Years but not 3 Years	20%
	3 Years but not 4 Years	40%
	4 Years but not 5 Years	60%
	5 Years but not 6 Years	80%
	6 Years or More	100%

( )	Years of Service	Vested Percentage
	Under 1 Year	0%
	1 Year but not 2 Years	10%
	2 Years but not 3 Years	20%
	3 Years but not 4 Years	30%
	4 Years but not 5 Years	40%
	5 Years but not 6 Years	50%
	6 Years but not 7 Years	60%
	7 Years but not 8 Years	70%
	8 Years but not 9 Years	80%
	9 Years but not 10 Years	90%
	10 Years or More	100%
(x)	Other See Superseding Provision Agreement

PARTICIPANTS ARE FULLY ‘VESTED AT ALL VIES IN THEIR COMPENSATION DEFERRAL ACCOUNTS, YEARS OF SERVICE SHALL BE AS DETERMINED BY THE EMPLOYER IN ITS DISCRETION.

DISTRIBUTIONS

A PARTICIPANT’S ACCOUNT, TO THE EXTENT VESTED, WILL BECOME DISTRIBUTABLE TO THE PARTICIPANT UPON THE DISTRIBUTION DAZE THAT THE PARTICIPANT ELECTS ON THE APPROPRIATE ELECTION FORM. IT IS THE EMPLOYER’S RESPONSIBILITY TO NOTIFY THE PLAN ADMINISTRATOR OF DISTRIBUTION DATE(S).

H1.	Distribution Timing under the Plan (Section 5.1 of the Plan Document)

As elected by the Participant in accordance with the terms of the Plan, a Participant will receive a distribution (or commencement of distributions) of his or her vested Account upon:

(Select all that the Employer chooses to permit — the Employer must select at least one of the following)

( )          the fixed payment date elected by the Participant on the appropriate Election Form

( )          ninety (90) days following the Participant’s Separation from Service with the Employer

( )          at the earlier of the fixed payment date elected by the Participant or ninety (90) days following the Participant’s Separation from Service with the Employer

(x)          at the earlier of (i) the fixed payment date elected by the Participant, (ii) ninety (90) days following the Participant’s Separation from Service with the Employer, or (iii) ninety (90) days after a Change in Control of the Employer

IF A PARTICIPANT FAILS TO DESIGNATE PROPERLY THE TIMING OF DISTRIBUTION OF THE PARTICIPANT’S BENEFIT UNDER THE PLAN, THE PARTICIPANT WILL BE DEEMED TO HAVE ELECTED DISTRIBUTION (OR COMMENCEMENT OF DISTRIBUTION) OF HIS OR HER VESTED ACCOUNT NINETY DAYS FOLLOWING SEPARATION FROM SERVICE (SUBJECT TO THE SIX MONTH DELAY RULE FOR SPECIFIED EMPLOYEES).

Select the below if Unforeseeable Emergency distributions are permitted (Section 5.2 of the Plan Document):

(x)          A Participant may receive a distribution if the Participant incurs an Unforeseeable Emergency (in accordance with the rules established by the Plan).

H2.	If a fixed payment date is elected in Section H1 above, the participant

(Select One)

(x)          may

( )          may not

elect to delay the fixed payment date on a continual basis in accordance with the rules established in the Plan. (Sections 5.1 and 6.2 of the Plan Document)

H3. Form of Distribution. (Section 6.2 of the Plan Document)

Distributions under the Plan may be made (Select one or both):

(x)          In lump sum form.

( )          In annual installments over a period up to 10 years, as selected by the Participant in accordance with the rules established by the Plan.

IF A PARTICIPANT FAILS TO DESIGNATE PROPERLY THE FORM OF DISTRIBUTION OF THE PARTICIPANTS BENEFIT UNDER THE PLAN, THE PARTICIPANT WELL BE DEEMED TO HAVE ELECTED DISTRIBUTION (OR COMMENCEMENT OF DISTRIBUTIONS) OF HIS OR HER VESTED ACCOUNT IN A LUMP SUM.

MISCELLANEOUS

I1.	Expenses incurred in connection with the Plan

(Select One)

( )          shall be charged against the balance in each individual’s Plan Account and paid out of the amounts held in the Trust attributable to the individual’s Plan Account.

(x)          shall be paid by the Employer from its general assets.

(x)          Fund expenses paid at the Fund level

BY SIGNING THIS ADOPTION AGREEMENT, THE EMPLOYER (i) CERTIFIES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE EFFECTS OF THIS PLAN AND THE TRUST, AS APPLICABLE, ON ALL PARTIES, (ii) ACKNOWLEDGES RECEIPT OF THE CURRENT PROSPECTUS(ES) FOR THE FUNDS TO BE OFFERED UNDER THE PLAN (WHETHER THE INVESTMENTS ARE IN A TRUST OR HELD AS GENERAL ASSETS OF THE EMPLOYER), IF APPLICABLE, AND (iii) REPRESENTS THAT EACH PARTICIPANT WITH THE RIGHT TO DIRECT PLAN INVESTMENTS WILL RECEIVE A PROSPECTUS FOR EACH FUND IN WHICH CONTRIBUTIONS ATTRIBUTABLE TO HIS OR HER PLAN ACCOUNT MAY BE INVESTED.

PLAN ADOPTION:

IN WITNESS WHEREOF, the Employer (and adopting Affiliated Employer, if any) hereby cause this Plan to be executed on this _29_ day of __September__, ___2011____.

Education Realty Trust	By:	/s/ Randy Brown
Type or Print Employer’s Name
Type or Print Name and Title of Signing Officer

Randy Brown

Executive Vice President

Allen & O’Hara Education Services, Inc.	By:	/s/ Randy Brown
Type or Print Affiliated
Employer’s Name	Type or Print Name and Title of Signing Officer

Randy Brown

Executive Vice President

Education Realty Trust Employment	By:	/s/ Randy Brown
Resources, LLC
Type or Print Affiliated	Type or Print Name and Title of Signing Officer
Employer’s Name
Randy Brown

Executive Vice President

EDUCATION REALTY TRUST INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Superseding Provision Agreement

Effective October 15, 2011, the following provisions are added to the Education Realty Trust Inc. Nonqualified Deferred Compensation Plan (the “Plan”) and supersede all provisions to the contrary.

CLARIFICATION – Official Name of Plan

The official name of the Plan is Education Realty Trust Inc. Nonqualified Deferred Compensation Plan.

FIRST CHANGE - Compensation

For purposes of determining a Participant’s Compensation Deferrals and the amount of Employer’s Contribution on behalf of a Participant, “Compensation shall mean: A Participant’s wages as defined in Section 3401(a) of the Code and all other payments of compensation to a Participant by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 132(f)(4), 402(e)(3), 403(h) or 403(b) of the Code. Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include any quarterly bonuses or nonperformance-based bonuses awarded to a Participant during a Plan Year. In addition, Compensation shall include any amounts deferred under this Plan by the Participant. Notwithstanding the foregoing, Compensation shall not include commissions, the value of an incentive stock option or a non-qualified stock option granted to a Participant by the Employer to the extent such value is includable in the Participant’s taxable income, auto and gas allowance, relocation allowance and the value of a restricted stock award granted to a Participant by the Employer to the extent such value is includable in the Participant’s taxable income.

SECOND CHANGE – Vesting Schedule

A Participant shall become vested in his or her Employer Contribution Credit Account under the Plan in accordance with the following vesting schedule:

Years of Employment	Vested %

0	0

1	25%

2	50%

3	100%

A Participant’s Account shall become one hundred percent (100%) vested upon his death or upon the occurrence of a Change in Control.

THIRD CHANGE - Expenses

Expenses and fees in connection with the administration of the Plan shall be paid in either of the following manners as determined by the Employer in its sole discretion:

(1)          The expenses may be paid directly by the Employer from its general assets; or

(2)          The expenses may be paid out of the Trust (subject to any restriction contained in such trust or required by law).

Effective as of the date set forth above, the Employer hereby adopts this Superseding Provision Agreement, and ratifies and confirms the Plan as so amended in all respects.

EDUCATION REALTY TRUST, INC.

By:	/s/ SusanArrison

Title:	Vice President - HR

Date:	10-13-11

SPECIMEN SECTION 451

DEFERRED COMPENSATION PLAN

(For Use With The Adoption Agreement For

the Specimen Section 451

Deferred Compensation Plan)

SPECIMEN SECTION 451

DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

article 1 DEFINITIONS		1
1.1	ACCOUNT	1
1.2	AGREEMENT	1
1.3	BENEFICIARY	1
1.4	BOARD	1
1.5	CHANGE IN CONTROL	1
1.6	CODE	2
1.7	COMPENSATION	2
1.8	COMPENSATION DEFERRAL ACCOUNT	2
1.9	COMPENSATION DEFERRALS	2
1.10	DISABILITY	2
1.11	EFFECTIVE DATE	2
1.12	ELECTION FORM	2
1.13	ELIGIBLE EMPLOYEE	2
1.14	EMPLOYER	2
1.15	EMPLOYER CONTRIBUTION CREDIT ACCOUNT	2
1.16	EMPLOYER CONTRIBUTION CREDITS	2
1.17	ENTRY DATE	3
1.18	PARTICIPANT	3
1.19	PERFORMANCE-BASED COMPENSATION	3
1.20	PLAN	3
1.21	PLAN YEAR	3
1.22	SEPARATION FROM SERVICE	3
1.23	SPECIFIED EMPLOYEE	3
1.24	TRUST	3
1.25	TRUSTEE	3
1.26	VALUATION DATE	3

ARTICLE 2 ELIGIBILITY AND PARTICIPATION		4
2.1	REQUIREMENTS	4
2.2	RE-EMPLOYMENT	4
2.3	CHANGE OF EMPLOYMENT CATEGORY	4

ARTICLE 3 CONTRIBUTIONS AND CREDITS		4
3.1	PARTICIPANT COMPENSATION DEFERRALS	4
3.2	EMPLOYER CONTRIBUTION CREDITS	6
3.3	CONTRIBUTIONS TO THE TRUST	6

i

ARTICLE 4 ALLOCATION OF FUNDS		7

4.1	INVESTMENT AUTHORITY OVER ACCOUNT	7
4.2	ACCOUNTING FOR DISTRIBUTIONS	7
4.3	SEPARATE ACCOUNTS	7
4.4	DEEMED INVESTMENT DIRECTIONS	7
4.5	EXPENSES AND TAXES	8

ARTICLE 5 ENTITLEMENT TO BENEFITS		9
5.1	PAYMENT DATES	9
5.2	UNFORESEEABLE EMERGENCY DISTRIBUTIONS	10
5.3	DEATH, DISABILITY	10
5.4	FORFEITURES	10

ARTICLE 6 DISTRIBUTION OF BENEFITS		11
6.1	AMOUNT	11
6.2	METHOD OF PAYMENT.	11
6.3	ACCELERATIONS	12
6.4	DEATH OR DISABILITY BENEFITS	12
6.5	DELAYS	12
6.6	PAYMENT OF BENEFITS	13

ARTICLE 7 BENEFICIARIES; PARTICIPANT DATA		13
7.1	DESIGNATION OF BENEFICIARIES	13
7.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES: INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	13

ARTICLE 8 ADMINISTRATION		14
8.1	ADMINISTRATIVE AUTHORITY	14
8.2	LITIGATION	14
8.3	CLAIMS PROCEDURE	15

ARTICLE 9 AMENDMENT		18
9.1	RIGHT TO AMEND	18
9.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	18

ARTICLE 10 SUSPENSION OR TERMINATION OF THE PLAN		18
10.1	EMPLOYER’S RIGHT TO SUSPEND PLAN	18
10.2	AUTOMATIC TERMINATION OF PLAN	18
10.3	TERMINATION AND LIQUIDATION OF THE PLAN	19

ARTICLE 11 THE TRUST		19
11.1	ESTABLISHMENT OF TRUST	19

ii

ARTICLE 12 MISCELLANEOUS		19
12.1	LIABILITY OF EMPLOYER: LIMITATIONS ON LIABILITY OF EMPLOYER	19
12.2	CONSTRUCTION	20
12.3	SPENDTHRIFT PROVISION	20
12.4	DISTRIBUTION TIMING	20
12.5	AGGREGATION OF EMPLOYERS	20
12.6	AGGREGATION OF PLANS	21
12.7	USERRA	21
12.8	TAX WITHHOLDING	21

iii

 SPECIMEN SECTION 451

DEFERRED COMPENSATION PLAN

RECITALS

By executing the attached Adoption Agreement (the “Agreement”), the Employer, as identified in the Agreement, has adopted this Specimen Section 451 Deferred Compensation Plan (the “Plan”) effective as provided in the Agreement. This Plan is intended to offer a select group of the Employer’s management or highly compensated employees an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), and to provide a deferred compensation vehicle to which the Employer, in its discretion, may credit certain amounts on behalf of participants. The Plan is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan also is intended to comply with the requirements of Code section 409A and any authoritative guidance issued under that section. Participation in this Plan shall not be construed to create an employment contract between any Participant and the Employer.

Accordingly, the following Plan is adopted.

article 1
DEFINITIONS

Whenever used in the Plan or the Agreement, the following terms shall have the meanings as set forth in this Article unless a different meaning is clearly required by the context,

1.1           ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including amounts credited to the Participant’s Compensation Deferral Account (if any) and the Participant’s Employer Contribution Credit Account (if any) and deemed income, gains and losses (as determined by the Employer, in its discretion) credited to those Accounts (if any). A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2           AGREEMENT means the Adoption Agreement for the Specimen Section 451 Deferred Compensation Plan that was executed by the Employer.

1.3           BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

1.4           BOARD means the Employer’s Board of Directors, or a committee of the Employer’s Board of Directors duly authorized to make determinations and act for the Board under this Plan.

1.5           CHANGE IN CONTROL means a change in the ownership or effective control of the Employer within the meaning of Code section 409A and IRS guidance under Code section 409A.

1

1.6           CODE means the Internal Revenue Code of 1986 and the Treasury regulations and other authoritative guidance issued under the Code, as amended from time to time.

1.7           COMPENSATION means the cash remuneration paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined in accordance with the Agreement).

1.8           COMPENSATION DEFERRAL ACCOUNT is described in Section 3.1.

1.9           COMPENSATION DEFERRALS is described in Section 3.1.

1.10         DISABILITY means a period of disability during which the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer or (iii) is determined to be totally disabled by the Social Security Administration.

1.11         EFFECTIVE DATE means the effective date of this Plan specified in the Agreement.

1.12         ELECTION FORM means the form or forms on which a Participant elects to defer Compensation under this Plan and the Agreement and/or on which the Participant makes certain other designations as required under this Plan and the Agreement.

1.13         ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), an employee of the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Board to be an Eligible Employee under the Plan.

Prior to the beginning of each Plan Year, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and the individual shall first become an Eligible Employee as of the date of the notification.

1.14         EMPLOYER means (individually or collectively, as required by the context), the entity or entities that execute the Agreement as the Employer (or affiliated employers), or any successors that adopt the Plan.

1.15         EMPLOYER CONTRIBUTION CREDIT ACCOUNT is described in Section 3.2.

1.16         EMPLOYER CONTRIBUTION CREDITS is described in Section 3.2.

2

1.17         ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual becomes an Eligible Employee or the date(s) specified as Entry Date(s) in the Adoption Agreement, if different.

1.18         PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.19         PERFORMANCE-BASED COMPENSATION means that portion (if any) of an Eligible Employee’s Compensation which is contingent on the satisfaction of pre-established organizational or individual performance criteria related to a performance period of at least 12 consecutive months, and which meets the requirements for “performance-based compensation” under Code section 409A, including the requirement that the performance criteria be established in writing by not later than (i) 90 days after the commencement of the period of service to which the criteria relates and (ii) the date the outcome ceases to be substantially uncertain.

1.20         PLAN means this Specimen Section 451 Deferred Compensation Plan, as amended from time to time.

1.21         PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect. The Plan may experience a short Plan Year from its Effective Date until the following December 31.

1.22         SEPARATION FROM SERVICE means “separation from service” within the meaning of Code section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services to be performed by the Participant to 20% or less of the average level of bona fide services performed by the Participant over the immediately preceding 36 month period (or the full period during which the Participant performed services for the Employer, if that is less than 36 months).

1.23         SPECIFIED EMPLOYEE means, with respect to a corporation any stock of which is publicly traded on an established securities market or otherwise, a key employee, as defined in Code section 416(i) (without regard to paragraph (5) of that section) to mean an employee of the Employer who, at any time during the Plan Year, is (1) an officer of the Employer having an annual compensation greater than one hundred thirty-five thousand dollars ($135,000) for 2005 (indexed for inflation in future years); (ii) a five-percent (5%) owner of the Employer; or (iii) a one-percent (1%) owner of the Employer having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

1.24         TRUST means (if a Trust is elected in the Agreement and established) the Trust described in Article 11.

1.25         TRUSTEE means (if a Trust is elected in the Agreement and established) the trustee of the Trust described in Article 11.

1.26         VALUATION DATE means each day of each Plan Year.

3

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1           REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on his or her first Entry Date. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Compensation Deferral portion of the Plan (if Compensation Deferrals are elected in the Agreement) is voluntary. In order to participate in the Compensation Deferral portion of the Plan, an otherwise Eligible Employee must make written application on an Election Form at such time and in such manner as may be required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

Participation in the Employer Contribution Credit Account portion of the Plan (if Employer Contribution Credits are elected in the Agreement) is automatic and does not require a Participant’s election to participate.

2.2           RE-EMPLOYMENT. Subject to Code section 409A, a Participant whose employment with the Employer is terminated shall become a Participant in accordance with the provisions of Section 2.1.

2.3           CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make further Compensation Deferral elections or receive Employer Contribution Credits.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1           PARTICIPANT COMPENSATION DEFERRALS. If Compensation Deferrals are elected in the Agreement, subject to the remaining paragraphs of this Section and in accordance with rules established by the Employer and subject to such amount limitations as might be imposed by the Employer in its discretion, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in any fixed periodic dollar amounts or percentages designated by the Participant. Amounts so deferred will be considered a Participant’s “Compensation Deferrals.” Except as provided below, a Participant shall make such election(s) under this paragraph with respect to a coming twelve (12) month Plan Year during the period beginning sixty days before the end of the Plan Year and ending on the last day of the Plan Year, or during such other period as might be established by the Employer, which period ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed.

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In the case of the first Plan Year in which an Eligible Employee initially becomes eligible to become a Participant (or again becomes eligible after having been ineligible for at least 24 months), if and to the extent permitted by the Employer, the Eligible Employee may make an irrevocable election, no later than 30 days after the date he or she becomes eligible to become a Participant, to defer Compensation for services to be performed after the election. For this purpose, an election will be deemed to apply to bonus Compensation for services performed after the election if the election applies to no more than an amount equal to the total bonus for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

If and to the extent permitted by the Employer, a Participant may make an election to defer that portion (if any) of his or her Compensation which qualifies as Performance-Based Compensation no later than (and the election shall become irrevocable no later than) six months prior to the last day of the period over which the services giving rise to the Performance-Based Compensation are performed (provided that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date of the deferral election, and provided further that in no event may an election to defer be made with respect to any portion of the Performance-Based Compensation that has become reasonably ascertainable, as defined under Code section 409A, prior to making the election).

Compensation Deferrals shall be made through regular payroll deductions or deferrals of bonuses, if applicable, After the deadline for making a deferral election for a Plan Year (as set forth above) has passed, the Participant may not change or revoke his or her Compensation Deferral election until the following Plan Year, except to the extent permitted by the Employer and under Code section 409A upon a disability or a hardship distribution pursuant to section 1.401(k)-1(d)(3) of the Treasury Regulations, For purposes of this paragraph only, “disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

Once made, a Compensation Deferral regular payroll deduction election shall continue in force only for the Plan Year to which the election relates, unless cancelled as provided above. A Compensation Deferral bonus payment election shall continue in force only for the bonus payment for which the election is specifically effective, unless cancelled as provided above.

There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant, which shall become vested in the Participant as specified below, and to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals; and (b) any deemed earnings and losses allocated to the Compensation Deferral Account. Compensation Deferrals shall be deducted by the Employer from the Compensation of the Participant and shall be credited to his or her Compensation Deferral Account. Amounts equal to the Compensation Deferrals will be paid by the Employer to the Trust with reasonable promptness after the total of Compensation Deferrals during any period has been determined.

A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

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If the Employer elects in the Agreement to link this Plan to the Employer’s qualified retirement plan, a Participant may elect to defer Compensation which is due to be earned by the Participant in any fixed periodic dollar or percentage amount that does not exceed the limit with respect to elective deferrals under Code section 402(g) in effect for the taxable year in which such deferrals are made (not taking into account any catch-up contributions permitted under Code section 414(v)).

3.2           EMPLOYER CONTRIBUTION CREDITS. If Employer Contribution Credits are elected in the Agreement, there shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant. Each such Employer Contribution Credit Account shall be credited or debited, as applicable, with (i) amounts equal to the Employer’s Contribution Credits, if any, credited to that Account; and (ii) amounts equal to any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets as determined by the Employer, in its discretion) allocated to that Account.

The Employer Contribution Credits credited to a Participant’s Employer Contribution Credit Account for any particular Plan Year shall be an amount (if any) identified in the Agreement, The Employer shall credit such contributions on behalf of such individuals, in such amounts and with such frequency as the Board determines in its sole discretion. A Participant shall become vested in amounts credited to his or her Employer Contribution Credit Account according to the vesting schedule established in the Agreement. Notwithstanding the preceding, a Participant will only receive a matching contribution (if any) under this Plan if the Participant has made the maximum elected deferral permitted under the Employer’s 401(k) Plan.

3.3           CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust (if any) maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant’s Account under Sections 3.1 and 3.2. The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.

If elected in the Agreement, as soon as administratively feasible following the end of each Plan Year (or as otherwise required by the Code), the Employer or the Trustee, if any, shall transfer, on behalf of each Participant, from the general assets of the Employer or the Trust, if any, to the trust established for the Employer’s qualified retirement plan, an amount equal to the lesser of (a) the maximum amount of pre-tax deferrals that the Participant could have made to the Employer’s qualified retirement plan for that previous Plan Year, within the limits imposed under the terms of the Employer’s qualified retirement plan and the Code (including Code sections 402(g), 401(k) and 401(m)), or (b) the amount of Compensation Deferrals the Participant actually deferred under the terms of this Plan for that Plan Year; provided however, the Employer or the Trustee shall not transfer any amounts attributable to earnings, and the Trustee shall not transfer an amount of Compensation Deferrals that exceeds the limit with respect to elective deferrals under Code section 402(g) in effect for the taxable year for which such transfer occurs.

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ARTICLE 4

ALLOCATION OF FUNDS

4.1           INVESTMENT AUTHORITY OVER ACCOUNT.

(a)          Participant Direction. If elected in the Agreement, each Participant shall have the right to direct the Employer as to how amounts in his or her Compensation Deferral Account and/or Employer Contribution Credit Account (as applicable) shall be deemed to be invested.

(b)          Employer Direction. If elected in the Agreement, the Employer (or its designee) shall have the right to direct how amounts in a Participant’s Compensation Deferral Account and/or Employer Contribution Credit Account (as applicable) shall be deemed to be invested.

(c)          Update on Accounts to Reflect Investment Performance. On a daily basis, a Participant’s Account will be credited or debited to reflect the Participant’s deemed pro rata portion of the value of each deemed investment position maintained under the Plan.

4.2           ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution under this Plan, the distribution made to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. The amount of the distribution shall be charged on a pro rata basis against the investments in which the Participant’s Account is deemed to be invested (or shall be charged in any other manner acceptable to the Employer and directed by the person or entity with investment authority over the Account).

The fact that an allocation has been made will not operate to vest in any Participant any right, title or interest in any benefit under the Plan. Vesting shall occur only as provided in Article 3 and in the Agreement.

4.3           SEPARATE ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with bookkeeping sub-accounts to show separately the Participant’s Compensation Deferral Account (if applicable) and the Participant’s Employer Contribution Credit Account (if applicable), Each sub-account will separately account for the credits and debits described in Article 3.

4.4           DEEMED INVESTMENT DIRECTIONS. Subject to such limitations as may from time to time be required by law, imposed by the Employer, the Trustee (if applicable) or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, the person or entity having control over the investment of the Account (as determined in the Agreement) will have the right to make the initial investment election by submission of a written form or an electronic form via a web site, Each person or entity having control over the investment of an Account may give the Employer a direction (in accordance with (a), below) as to how the applicable Plan Account should be deemed to be invested among such categories of deemed investments as may be made available by the Employer under this Plan, which may be unlimited, at the Employer’s sole discretion. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant’s Plan Accounts which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

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(a)          Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and/or, as required or permitted by the Employer, shall be by oral designation and/or electronic transmission designation. A designation shall be effective as of the date following the date the direction is received and accepted by the Employer on which it would be reasonably practicable for the Employer to effect the designation. Generally, any initial or subsequent deemed investment direction shall be effective no later than the second business day after which the investment direction is received.

(b)          All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent investment direction form provided by and filed with the Employer.

(c)          If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the Participant completes a new investment direction.

(d)          If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a fund made available under the Plan as determined by the Employer in its discretion.

(e)          Each Participant, as a condition to his or her participation in this Plan, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account.

(f)          Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary of a deceased Participant.

4.5           EXPENSES AND TAXES. Expenses, including Trustee fees (if any), associated with the administration or operation of the Plan shall be paid by the Employer from its general assets unless the Employer elects to charge such expenses against the appropriate Participant’s Account or Participants’ Accounts. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Employer, shall be paid by the Employer unless the Employer elects to charge such taxes against the appropriate Participant’s Account or Participants’ Accounts.

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ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1           PAYMENT DATES. This Section shall apply only as elected by the Employer in the Agreement.

At the earlier of the time the Participant makes his or her initial Compensation Deferral election or the time the Participant first has a legally binding right to Employer Contribution Credits, a Participant shall elect to receive payment of his or her vested Account, which payment will be valued and paid according to the provisions of Article 6: (i) ninety (90) days following the Participant’s Separation from Service with the Employer; (ii) on a fixed payment date or dates (the “Fixed Payment Date(s)”); (iii) at the earlier of the preceding event or date(s); or (iv) at the earlier of ninety (90) days after a Change in Control and one or more of the preceding events or date(s).

Notwithstanding the foregoing, if and when the Employer becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and who incurs a Separation from Service with the Employer shall not be entitled to receive any portion of his or her vested Account under this Section prior to the date which is at least six (6) months after the date or his or her Separation from Service (or, if earlier, his or her death).

Any Fixed Payment Date elected by a Participant must be a date no earlier than the January 1 of the third calendar year after the calendar year in which the earliest Compensation Deferrals and/or Employer Contribution Credits subject to the Fixed Payment Date are to be made by or on behalf of the Participant (or, if applicable, the January 1 of the third calendar year in which a new Compensation Deferral and/or Employer Contribution Credit is made after the Participant has received a distribution of his or her previously vested Account). By way of example, an Eligible Employee who enrolls as a Participant in the Plan in November 2006 and who elects to defer Compensation to be earned during 2007 may elect at that time as his or her initial Fixed Payment Date any date which is no earlier than January 1, 2010, in which case the Participant’s vested Plan Account as of December 31, 2009 (including his or her 2007, 2008 and 2009 Compensation Deferrals and/or Employer Contribution Credits, and any earnings on those amounts) shall be paid on January 1, 2010.

If permitted by the Employer in the Agreement, any Fixed Payment Date may be delayed, to a later Fixed Payment Date, so long as any election to delay the date is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made and such delay is at least five (5) full calendar years in length. Such Fixed Payment Date may not be accelerated, except as provided in the remaining Sections of this Article. Any election to change the Fixed Payment Date shall not take effect for twelve (12) months after the date on which the election is made.

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Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may elect the timing of distributions during (i) 2007 (except that a Participant cannot in 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or in 2007 make an election that causes post-2007 scheduled payments to be made in 2007) or (ii) 2008 (except that a Participant cannot in 2008 change payment elections with respect to payments that the Participant would otherwise receive in 2008, or in 2008 make an election that causes post-2008 scheduled payments to be made in 2008), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

5.2           UNFORESEEABLE EMERGENCY DISTRIBUTIONS. If permitted by the Employer in the Agreement, in the event the Participant incurs an unforeseeable emergency, as defined below, the Participant may apply to the Employer for the distribution of all or any part of his or her Account attributable to Compensation Deferrals and/or fully vested Employer Contribution Credits. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution; provided, however, that such distribution shall be permitted solely to the extent permitted under Code section 409A. Upon a finding of unforeseeable emergency, the Employer shall direct that the appropriate distribution is made to the Participant with respect to the Participant’s vested Account in a lump sum payment. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant’s vested Account or the amount determined by the Employer to be necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. For purposes of this Section, the value of the Participant’s vested Account shall be determined as of the date of the distribution.

For purposes of this Section, “unforeseeable emergency” means (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer. A distribution may be made under this Section only with the consent of the Employer.

5.3           DEATH, DISABILITY. Upon the Participant’s death or Disability, the Participant’s vested Account shall be valued and paid to the Participant or the Participant’s designated Beneficiary(ies), as applicable, as provided in Article 6.

5.4           FORFEITURES. The vested portion of a Participant’s Plan Account shall be payable as provided in this Article. The unvested portion of such Plan Account shall be forfeited and allocated in the manner described below. Forfeitures of Employer Contribution Credits may be used first to pay any expenses payable by the Trust (if any) for the Plan Year and then shall be used to reduce the Employer Contribution Credits, if any, for the Plan Year (or shall be returned to the Employer if future Employer Contributions equal to the amount of the forfeitures are not anticipated).

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ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1         AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive a distribution (or commencement of distributions) in an aggregate amount equal to the Participant’s vested Account. If a Trust is elected under the Agreement, any payment due under the terms of the Plan from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

6.2         METHOD OF PAYMENT.

(a)          Cash Payments. All payments under the Plan shall be made in cash.

(b)          Timing and Manner of Payment. Except as otherwise provided in this Plan, on the date or dates determined in accordance with Article 5, an aggregate amount equal to the Participant’s vested Account will be paid by the Trust or the Employer, as provided in Section 6.1 (and as elected in the Agreement), in (i) a lump sum, or (ii) in up to ten annual installments (adjusted for gains and losses), as selected by the Participant at the time he or she makes his or her initial Compensation Deferral election or the time the Participant first has a legally binding right to Employer Contribution Credits. If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, the Participant will be deemed to have elected a lump sum payment. If a Participant fails to designate properly the timing of payment of the Participant’s benefit under the Plan, the Participant will be deemed to have elected payment of his or her vested Account ninety (90) days following Separation from Service (subject to the six month delay rule described in Section 5,1).

Subject to Section 6.3 and if elected by the Employer in the Agreement, the Participant may change his or her above-described timing and manner of payment elections (or deemed elections) by submitting a new Election Form to the Employer, provided that any such Election Form is submitted at least twelve (12) months prior to the date on which the distribution is to be made (or commence) and delays the distribution (or commencement of distributions) date at least five (5) full calendar years from the previously scheduled distribution date. Any such election will not take effect for 12 months after it is made.

Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may select the form of payment during (i) 2007 (except that a Participant cannot in 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or in 2007 make an election that causes post-2007 scheduled payments to be made in 2007) or (ii) 2008 (except that a Participant cannot in 2008 change payment elections with respect to payments that the Participant would otherwise receive in 2008, or in 2008 make an election that causes post-2008 scheduled payments to be made in 2008), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

If the whole or any part of a payment under this Plan is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Employer, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Employer shall reasonably determine.

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6.3           ACCELERATIONS. Notwithstanding anything in the Plan to the contrary, no change submitted on a Participant’s election form shall be accepted by the Employer if the change accelerates the date on which distributions shall be made to the Participant (except as otherwise permitted by Code section 409A) and the Employer shall deny any change made to an election if the Employer determines that the change violates the requirement under Code section 409A that the first payment with respect to which such election is made be deferred for a period of not less than five years from the date such payment would otherwise have been made.

Notwithstanding the preceding, the Employer, in its discretion (without any direct or indirect election on the part of any Participant), may accelerate a distribution under the Plan to the extent permitted under Code section 409A (e.g., Treas. Reg. 1.409A-3(j)(4)), including, but not limited to, making payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, and certain de minimis payments related to the participant’s termination of his or her interest in the plan.

6.4           DEATH OR DISABILITY BENEFITS. If a Participant dies or becomes Disabled before incurring a Separation from Service and before the commencement of payments to the Participant under this Plan, the entire value of the Participant’s vested Account shall be paid ninety (90) days following the Participant’s death or Disability, as applicable, in a lump sum, to the Participant or to the person or persons designated in accordance with Section 7.1, as applicable.

Upon the death or Disability of a Participant after payments under this Plan have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid ninety (90) days following the Participant’s death or Disability, as applicable, in a lump sum, to the Participant or the person or persons designated in accordance with Section 7.1, as applicable.

6.5           DELAYS. If the Employer reasonably anticipates that any payment scheduled to be made under this Plan would jeopardize the ability of the Employer to continue as a going concern if paid as scheduled, then the Employer may defer that payment, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Employer may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section shall continue to be credited or debited on the books of the Employer with additional amounts in accordance with Article 4 above. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date on which the Employer reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.

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6.6           PAYMENT OF BENEFITS. Any payment made under this Article 6 shall be made no later than the later of (i) the last day of the calendar year in which the payment event occurs, or, if later, the 15th day of the third calendar month following the date of the payment event, or (ii) the last day of such other, extended period as the IRS may prescribe, such as in the case of disputed payments or refusals to pay, provided the conditions of such extension have been satisfied.

ARTICLE 7
BENEFICIARIES; PARTICIPANT DATA

7.1           DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate. In determining the existence or identity of anyone entitled to a death benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute or direct the Trustee (if any) to distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2           INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES: INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Trustee nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to the last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim the amount or make his or her location known to the Employer within ninety (90) days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code section 409A (unless, if not paid, the Participant or Beneficiary takes further enforcement measures within one hundred eighty (180) days after such latest date) then, except as otherwise required by law, the amount payable shall be deemed to be a forfeiture. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable State law, neither the Trustee nor the Employer shall be liable to any person for any payment made in accordance with that law.

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ARTICLE 8

ADMINISTRATION

8.1           ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall be the Plan administrator (the “Plan Administrator”) and shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a)          Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b)          Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)          Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)          Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

(e)          Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities, Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes under this Plan as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

8.2           LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

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8.3           CLAIMS PROCEDURE. This Section 8.3 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section 8.3 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a)          Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any Benefit (a “Claimant”) under this Plan may file a claim with the Plan Administrator. The Plan Administrator will review the claim itself or appoint another individual or entity to review the claim.

(i)          Benefit Claims that do not Require a Determination of Disability. If the claim is for a benefit other than a disability benefit, the Claimant will be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Plan Administrator or appointee of the Plan Administrator before the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(ii)         Disability Benefit Claims. In the case of a benefits claim that requires a determination by the Plan Administrator of a Participant’s disability status, the Plan Administrator will notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Plan Administrator needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Plan Administrator receives the claim, of those circumstances and of when the Plan Administrator expects to make its decision but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Plan Administrator notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice will specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant will be afforded at least forty-five (45) days within which to provide the specified information.

(iii)        Manner and Content of Denial of Initial Claims. If the Plan Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(A)         The specific reasons for the denial;

(B)         A reference to the Plan provision or insurance contract provision upon which the denial is based;

(C)         A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(D)         An explanation of why such additional material or information is necessary;

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(E)         Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(F)         A statement of the participant’s right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

In addition, in the case of a denial of disability benefits on the basis of the Plan Administrator’s independent determination of the Participant’s disability status, the Plan Administrator will provide a copy of any rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination (or a statement that the same will be provided upon request by the Claimant and without charge).

(b)          Review Procedures.

(i)          Benefit Claims that do not Require a Determination of Disability. Except for claims requiring an independent determination of a Participant’s disability status, a request for review of a denied claim must be made in writing to the Plan Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

The reviewer will afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Administrator. The reviewer will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(ii)         Disability Benefit Claims. In addition to having the right to review documents and submit comments as described in (i) above, a Claimant whose claim for disability benefits requires an independent determination by the Plan Administrator of the Participant’s disability status has at least one hundred eighty (180) days following receipt of a notification of an adverse benefit determination within which to request a review of the initial determination. In such cases, the review will meet the following requirements:

(A)         The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor is a subordinate of the individual who made the determination.

(B)         The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment. The professional engaged for purposes of a consultation in the preceding sentence will not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual,

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(C)         The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

(D)         The decision on review will be made within forty-five (45) days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than ninety (90) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial forty-five (45) day period and must explain the special circumstances and provide an expected date of decision.

(iii)        Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Plan Administrator will give the Claimant, in writing or by electronic notification, a notice containing:

(A)         its decision;

(B)         the specific reasons for the decision;

(C)         the relevant Plan provisions or insurance contract provisions on which its decision is based;

(D)         a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(E)         a statement describing the Claimant’s right to bring an action for judicial review under ERISA section 502(a); and

(F)         if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(c)          Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

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(d)          Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section 8.3, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a. reasonable claims procedure that would yield a decision on the merits of the claim.

(e)          Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Section 8.3 is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 9
AMENDMENT

9.1           RIGHT TO AMEND. Subject to Code section 409A, the Employer, by action of its Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest under this Plan shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued prior to the date of the amendment.

9.2           AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer at any time, retroactively if required, in the opinion of the Employer, in order to ensure that the Plan is characterized as “top-hat” plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to ensure that the Trust that may be established is characterized as a grantor trust as described in Code sections 671 through 679, to conform the Plan to the provisions of Code section 409A and to conform the Plan and Trust (if any) to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary in the Plan.

ARTICLE 10
SUSPENSION OR TERMINATION OF THE PLAN

10.1         EMPLOYER’S RIGHT TO SUSPEND PLAN. The Employer reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board. In the event of a suspension of the Plan, during the period of the suspension, the Employer shall continue all aspects of the Plan other than allowing further Compensation Deferral elections. Payments of distributions will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.2         AUTOMATIC TERMINATION OF PLAN. The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer, or upon a merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan. If the merger or consolidation qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation as defined in Treas. Reg. 1.409A-3(i)(5), the Plan shall be liquidated upon such a termination in accordance with Treas. Reg. 1.409A-3(j)(4)(ix)(B), If the Plan is not liquidated, payments of distributions will continue to be made following the termination in accordance with Articles 5 and 6.

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10.3         TERMINATION AND LIQUIDATION OF THE PLAN. The Employer may terminate and liquidate the Plan in connection with a corporate dissolution or approval by a bankruptcy court, certain change in control events, or the termination and liquidation of all plans that are required to be aggregated, as described under Treas. Reg. 1.409A-3(j)(4)(ix). Upon the date of termination, the value of the vested Accounts of all affected Participants and Beneficiaries shall be determined. After deduction of estimated expenses in liquidating and paying Plan benefits, vested Accounts shall be paid to Participants and Beneficiaries in a lump sum distribution in accordance with Treas. Reg. 1.409A-3(j)(4)(ix).

ARTICLE 11
THE TRUST

11.1         ESTABLISHMENT OF TRUST. If elected in the Agreement, the Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee or the Employer shall cause to be maintained one or more separate subaccounts in an existing Trust maintained with the Trustee with respect to one or more other plans of the Employer, which subaccount or subaccounts represent Participants’ interests in the Plan. Any such Trust shall be intended to be treated as a “grantor trust” under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted,

ARTICLE 12
MISCELLANEOUS

12.1         LIABILITY OF EMPLOYER: LIMITATIONS ON LIABILITY OF EMPLOYER. Notwithstanding anything herein that may suggest otherwise, the Employer shall be solely liable for the payment of any benefits due under this Plan. However, neither the establishment of the Plan nor any modification thereof, nor the creation of any Account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any officer or employer thereof except as provided by law or by any Plan provision. The Employer shall not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution under the Plan.

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12.2         CONSTRUCTION.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein; except to the extent that Code Section 409A requires that this Section be disregarded because it purports to nullify Plan terms that are not in compliance with Code section 409A. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of the Employer's principal place of business shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the Plan. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which is greater than the rights of a general unsecured creditor of the Employer.

12.3         SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, subject to Code section 409A, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

12.4         DISTRIBUTION TIMING. This Section shall take precedence over any other provision of the Plan or this Article 12 to the contrary. If the timing of any distribution would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made on (or as soon as practicable after) the first date on which such distribution can be made without such tax or penalty; except to the extent that Code section 409A requires that this Section 12.4 be disregarded because it purports to nullify Plan terms that are not in compliance with Code section 409A.

12.5         AGGREGATION OF EMPLOYERS. If the Employer is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c), but substituting a 50% ownership level for the 80% level set forth in those Code Sections), all members of the group shall be treated as a single Employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Code section 409A shall require. For purposes of Article 10, in the case of a change in control event, the entities to be treated as a single Employer shall be determined immediately following the change in control event.

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12.6         AGGREGATION OF PLANS. If the Employer offers other account balance deferred compensation plans in addition to the Plan, those plans together with the Plan shall be treated as a single plan to the extent required under Code section 409A for purposes of determining whether an Eligible Employee may make a deferral election pursuant to Section 3.1 within thirty (30) days of becoming eligible to participate in the Plan, for purposes of cashing out de minimis amounts pursuant to Section 6.3 and for any other purposes under the Plan as Code section 409A shall require.

12.7         USERRA. Notwithstanding anything herein to the contrary, any distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder.

12.8         TAX WITHHOLDING. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion. The Employer shall have the right to deduct from a Participant's Compensation that is not being deferred under this Plan any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to any Compensation Deferrals, vested Employer Contribution Credits or Plan distributions. If necessary, prior to the date a Participant's Compensation Deferral election becomes irrevocable pursuant to Section 3.1, the Employer may reduce the Participant's Compensation Deferrals in order to comply with this Section.

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